SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 12 or 15(d) of the

                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 12, 1999

                          MERIT Securities Corporation
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               (Exact name of registrant as specified in charter)


          Virginia                       03992                   54-1736551
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

           10900 Nuckols Road, 3rd Floor, Glen Allen, Virginia 23060
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (804) 217-5800
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Item 1.  Changes in Control of Registrant.
                  Not Applicable.

Item 2.  Acquisition or Disposition of Assets.
                  Not Applicable.

Item 3.  Bankruptcy or Receivership.
                  Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant.
                  Not Applicable.

Item 5.  Other Events.

         On November 12, 1999, the Registrant issued $373,549,000 principal amount of Class 1-A and Class 1-M Bonds (the "Registered Bonds") pursuant to the Series 14 Supplement dated as of November 1, 1999 (the "Series 14 Supplement"), to the Indenture dated as of November 1, 1994, as amended by a First Supplemental Indentured dated as of December 1, 1997 (the "Original Indenture" and, collectively with the Series 14 Supplement, the "Indenture"), between the Registrant and Chase Bank of Texas, National Association, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture. The initial principal amounts, Class Interest Rates and the Stated Maturities of the Registered Bonds are as follows:


                        Original           Class Interest          Stated
Designation         Principal Amount            Rate              Maturity
-----------         ----------------            ----              --------
Class 1-A              $363,069,000           Variable        January 28, 2027
Class 1-M                10,480,000           Variable        November 28, 2031

         As security for the Registered Bonds, the Registrant pledged a pool of home mortgage loans to the Trustee pursuant to the Indenture.

         The Registered Bonds have been sold by the Registrant to Lehman Brothers Inc. (the "Underwriter") pursuant to an Underwriting Agreement dated as of November 10, 1999, between the Underwriter and the Registrant.

Item 6.  Resignations of Registrant's Directors.
         Not Applicable.

Item 7.  Financial Statements, Pro Forma, Financial Information and Exhibits

         (a)      Not Applicable.
         (b)      Not Applicable.
         (c)      Exhibits



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

November 24, 1999
                                            MERIT Securities Corporation


                                            By: /s/ Lisa R. Cooke
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                                                Lisa R. Cooke, Vice President